Exhibit 99.1

Milestone Pharmaceuticals Announces FDA Acceptance of the Company’s Response to the CRL for CARDAMYST™ (etripamil) Nasal Spray

New PDUFA Action Date of December 13, 2025

$75 Million Royalty Purchase Agreement Payment from RTW Extended Through 2025

Montreal and Charlotte, N.C., July 11, 2025 -- Milestone® Pharmaceuticals Inc. (Nasdaq: MIST) (Milestone) today announced that the U.S. Food and Drug Administration (FDA) has accepted for review Milestone’s response to issues raised in the Complete Response Letter (CRL) for CARDAMYST™ (etripamil) nasal spray, an investigational, novel therapy for the treatment of patients with paroxysmal supraventricular tachycardia (PSVT). The FDA has assigned a new Prescription Drug User Fee Act (PDUFA) target action date of December 13, 2025.

Concurrent with the FDA acceptance, Milestone is also announcing today the extension of its $75.0 million purchase and sale agreement (Royalty Purchase Agreement) with existing shareholder, RTW Investments, LP and certain of its affiliates (RTW) until December 31, 2025. The proceeds from the Royalty Purchase Agreement are expected to aid a successful planned launch of CARDAMYST in PSVT following expected FDA approval and satisfaction of other customary closing conditions.

“The FDA’s acceptance for review of our response to the CRL is a key milestone for CARDAMYST and we look forward to working with the Agency toward a potential approval decision later this year,” said Joe Oliveto, President and Chief Executive Officer of Milestone Pharmaceuticals. “We are also pleased, to amend our Royalty Purchase Agreement with RTW, underscoring their ongoing commitment to Milestone. The anticipated funds will position us well to execute on the commercial launch as we work to get CARADMYST into the hands of patients with PSVT in need of a new treatment.”

Amendment of Royalty Purchase Agreement with RTW

In March 2023, Milestone entered into the Royalty Purchase Agreement with RTW, pursuant to which RTW agreed to purchase, following the FDA approval (subject to certain conditions) of etripamil on or prior to September 30, 2025 (Approval Date), the right to receive a tiered royalty payments on the annual net product sales of etripamil in the United States, in exchange for a purchase price of $75.0 million. On July 10, 2025, Milestone has amended its Royalty Purchase Agreement (the Amendment) to provide for a three-month extension of the Approval Date. Pursuant to the Amendment, in order to receive the $75.0 million purchase price, Milestone must receive marketing approval of etripamil from the FDA on or prior to December 31, 2025, satisfy the other customary closing conditions. This represents a contingent future source of funding for Milestone.

Milestone Response to the CRL

Milestone received a Complete Response Letter (CRL) from the FDA in March 2025. A Type A meeting was held with the Agency in early June 2025 to clarify the outstanding items and reach alignment with the FDA on the requirements for the Company’s response to the CRL. Informed by the FDA meeting, Milestone submitted the response to the CRL on June 13, 2025. Included in that response were the results of additional in-vitro studies conducted to meet the updated FDA guidance on nitrosamines, which had been updated since the original NDA submission. Further, in response to the FDA’s need to conduct a pre-approval inspection of a manufacturing testing facility, Milestone transferred the duties of that facility to other contracted vendors that have a relatively recent inspection history with FDA.

The FDA has not raised any concerns regarding the clinical section of the NDA.

About Etripamil

Etripamil is Milestone's lead investigational product. It is a novel calcium channel blocker nasal spray under clinical development for frequent and often highly symptomatic episodes of PSVT and AFib-RVR. It is designed as a self-administered rapid response therapy for patients, thereby bypassing the need for immediate medical oversight. If approved, etripamil is intended to provide health care providers with a new treatment option to enable on-demand care and patient self-management. This portable, self-administered treatment may provide patients with active management and a greater sense of control over their condition. CARDAMYST™, the conditionally approved brand name for etripamil nasal spray, is well studied with a robust clinical trial program that includes a completed Phase 3 clinical-stage program for the treatment of PSVT and Phase 2 trial for the treatment of patients with AFib-RVR.

About Milestone Pharmaceuticals

Milestone Pharmaceuticals Inc. (Nasdaq: MIST) is a biopharmaceutical company developing and commercializing innovative cardiovascular solutions to improve the lives of people living with complex and life-altering heart conditions. Milestone’s focus on understanding unmet patient needs and improving the patient experience has led us to develop new treatment approaches that provide patients with an active role in self-managing their care. Milestone's lead investigational product is etripamil, a novel calcium channel blocker nasal spray that is being studied for patients to self-administer without medical supervision to treat symptomatic episodic attacks associated with PSVT and AFib-RVR.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believe,” “continue,” “could,” “demonstrate,” “designed,” “develop,” “estimate,” “expect,” “may,” “pending,” “plan,” “potential,” “progress,” “will”, “intend” and similar expressions (as well as other words or expressions referencing future events, conditions, or circumstances) are intended to identify forward-looking statements. These forward-looking statements are based on Milestone’s expectations and assumptions as of the date of this press release. Each of these forward-looking statements involves risks and uncertainties. Actual results may differ materially from these forward-looking statements. Forward-looking statements contained in this press release include statements regarding: the outcomes of future interactions with the FDA; CARDAMYST’s potential as a novel treatment option to help patients with PSVT; the timing and expectations related to the PDUFA date; the satisfaction of customary closing conditions of the $75 million purchase price under the Royalty Purchase Agreement; and other statements not related to historical facts. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, whether our future interactions with the FDA will have satisfactory outcomes; uncertainties related to the timing of initiation, enrollment, completion, evaluation and results of our clinical trials; risks and uncertainty related to the complexity inherent in cleaning, verifying and analyzing trial data; and whether the clinical trials will validate the safety and efficacy of etripamil for PSVT or other indications, among others, general economic, political, and market conditions, including deteriorating market conditions due to investor concerns regarding inflation, Russian hostilities in Ukraine and ongoing disputes in Israel and Gaza and overall fluctuations in the financial markets in the United States and abroad, risks related to pandemics and public health emergencies, and risks related to the satisfaction of customary closing conditions of the $75 million purchase price under the Royalty Purchase Agreement, the sufficiency of Milestone’s capital resources and its ability to raise additional capital in the current economic climate. These and other risks are set forth in Milestone’s filings with the U.S. Securities and Exchange Commission (SEC), including in its annual report on Form 10-K for the year ended December 31, 2024, under the caption “Risk Factors,” as such discussion may be updated from time to time by subsequent filings Milestone may make with the SEC. Except as required by law, Milestone assumes no obligation to update any forward-looking statements contained herein to reflect any change in expectations, even as new information becomes available.

Contact:

Investor Relations

Kevin Gardner, kgardner@lifesciadvisors.com